Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Robert S. Schneider	Maria F. Slippen
U.S.I. Holdings Corporation	U.S.I. Holdings Corporation
914-749-8502	914-749-8511

rschneider@usi.biz	maria.slippen@usi.biz

U.S.I. Holdings Corporation Announces Resignation of Chief Operating Officer

BRIARCLIFF MANOR, N.Y. – February 25, 2005 – U.S.I. Holdings Corporation (“USI”) (Nasdaq: USIH) today announced that effective immediately Thomas E. O’Neil, Senior Vice President and Chief Operating Officer, has resigned as an officer of USI to pursue other interests. USI has launched a search for a permanent replacement. In the interim, the regional operating officers of USI will report directly to David L. Eslick, Chairman, President and Chief Executive Officer of USI.

Commenting on the resignation, Mr. Eslick said, “We sincerely thank Tom for his passionate hard work and exemplary dedication to USI since he joined the company in 1996.”

About U.S.I. Holdings Corporation

Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 63 offices in 19 states. Additional information about USI may be found at www.usi.biz.